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                                                                  Exhibit 99.B6b

                      AMERICAN NATIONAL INSURANCE COMPANY
                                GALVESTON, TEXAS

                                     BYLAWS


                                   ARTICLE I

                                Name and Object

Section 1. The name of this corporation shall be American National Insurance Company (the "Company"), and its object shall be to transact a life insurance business, making contracts upon any and all conditions appertaining to or connected with life risks. The Company shall also transact the business of issuing accident and health insurance and credit insurance, conditioned upon the injury, disablement, or death of the insured resulting from accident or illness, and the business of issuing legal services contracts on an individual, group, or franchise basis. The Company may also reinsure any risk insured by the Company with any other solvent life, accident and health company, and it may also reinsure the risks insured of other life, health and accident companies or purchase and take over all or part of the risks of such companies.

                                   ARTICLE II

                                  Home Office

Section 1. The general Home Office of the Company shall be in the City of Galveston, Galveston County, Texas.

                                  ARTICLE III

                                  Stockholders

Section 1. The Annual Meeting of the Stockholders shall be held in the City of Galveston, Texas, or at such other place within or without the State of Texas as may be, from time to time determined by the Board of Directors, on April 30 of each year (provided that if April 30 is a legal holiday, then such meeting shall be held on Friday immediately preceding such legal holiday) or on such other day prior to April 30 as shall be determined from time to time by the Board of Directors.

Each Stockholder shall be entitled to one vote for each share of the subscribed Capital Stock standing in his name on the books of the Company, which vote may be cast in person or by proxy.

A majority of the subscribed Capital Stock represented at any meeting of the Stockholders shall constitute a quorum.
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At said Annual Meeting the Stockholders shall elect fourteen (14) Directors, or such other number of Directors not less than seven (7), nor more than fifteen
(15), as the Board of Director shall, from time to time, determined, who shall hold their office for one year, and until their successors are elected. It shall require a majority vote of the Capital Stock represented at such meeting to elect a Director, and such Director need not be a citizen of Texas or a Stockholder of the Company.

The Chairman of the Board or President shall call special meetings of the Stockholders whenever, in his judgment, it is necessary and shall call a special meeting when requested to do so by a majority of the Directors, or by Stockholders holding or representing not less than thirty-five percent (35%) of the outstanding stock.

Notice of special meetings shall be given by the Secretary to all Stockholders, in person, or by mailing such notice to the last known address of the Stockholders, at least ten (10) days in advance of the date for such meeting.

                                   ARTICLE IV

                                    Officers

Section 1. The officers of this corporation shall consist of a Chairman of the Board, a President, one or more Senior Executive Vice Presidents, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, one or more Assistant Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, a Controller, one or more Assistant Controllers, one or more Actuaries, one or more Assistant Actuaries, a Medical Director, and General Counsel, all of whom shall be elected by the Board of Directors. One person may hold more than one office, except that the offices of President and Secretary may not be held by the same person.

Section 2. The Board of Directors may from time to time create additional offices and elect persons to fill such posts, and the Board may appoint such committees as it may deem appropriate or necessary. The Board may delegate to any officer or committee such duties as it may deem appropriate.

Section 3. The employment and salary of all officers shall be from month to month.

                                   ARTICLE V

                                   Directors

Section 1. The Directors shall hold an Annual Meeting for the election of officers and such other business that may come before them immediately upon the adjournment of the Annual Stockholders' Meeting, and they shall also have four
(4) regular meetings, and the first three (3) of which shall be held on the last Thursday of the months of February, July and October and the fourth of which shall

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be held on the second or third Friday of December as the Directors shall determine; provided that if any of such last Thursdays shall fall on a holiday observed by the Company, then such meeting shall be held on the weekday immediately preceding such holiday; and provided further that the Board may, at any special or regular meeting, cancel one or more subsequent regular meetings or it may reschedule the date of one or more subsequent regular meetings, and the Chairman of the Board and the President, acting jointly between meetings, may cancel or reschedule not more than two (2) successive regular meetings; but in any event, the Secretary shall give notice to all Directors that one or more specified regular meetings have been canceled or rescheduled for stated dates; and such notice shall be given by the Secretary to each Director, in person, by telephone or by mailing such notice to the last address of the Director, such notice to be given as soon as practicable after cancellation or rescheduling of one or more such regular meetings.

A special meeting of the Directors may be held at any time, upon call of the Chairman of the Board, the President, or upon call of a majority of the members of the Board of Directors. Notice of such special meeting shall be given by the Secretary to each Director, in person, by telephone, or by mailing such notice to the last address of the Director at least four (4) days in advance of the date of such meeting.

                                     Quorum

Section 2. A majority of the duly elected Directors shall constitute a quorum for the transaction of business.

                                Place of Meeting

Section 3. All meetings of the Directors shall be held at the office of the Company in the City of Galveston, or at such other place designated by the Board of Directors.

                              Filling of Vacancies

Section 4. Should any vacancy occur in the Directorship, the same may be filled for the unexpired term by a majority of the remaining Directors.

                               Finance Committee

Section 5. The Board of Directors may appoint a Finance Committee consisting of not less than five (5) officers or directors of the Company. The members of such Finance Committee shall serve at the pleasure of the Board of Directors. Such Finance Committee shall have the authority to approve and authorize for and on the Company's behalf (1) investments and loans permitted by the Texas Insurance Code and regulations thereunder, and (2) all purchases, sales and other transactions of any kind including or relating to real estate or interest in real estate. Such Finance Committee shall also be charged with the duty of supervising all of the Company's investments and loans.

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It shall require three (3) or more members of the Finance Committee to constitute a quorum at any meeting of the Finance Committee, and its every decision must receive a majority vote of those present, and in no case less than three (3) affirmative votes. Such Finance Committee shall keep minutes of all of its meetings, fully reflecting all actions taken by it, which shall be recorded in a permanent minute book.

In the exercise of its authority and the discharge of its duty, such Finance Committee shall have the right to appoint one or more subcommittees and to delegate to such subcommittees authority to make minor investments and small loans, not to exceed a predetermined dollar amount, and to act on matters not involving material investment decisions without prior approval of the Finance Committee.

The Finance Committee shall determine the number and appoint the membership of each such subcommittee, and the detailed authority of each shall be fully set forth in the resolutions creating each and amendments thereto. There shall be included in such resolutions requirements that:

          (a) at least one member of each subcommittee shall also be a member of the Finance Committee; (b) that the presence of at least four (4) members of each subcommittee shall be necessary to constitute a quorum at any meeting thereof; and (c) that no affirmative action shall be authorized without at least three (3) affirmative votes.

The Finance Committee shall carefully supervise all operations of its subcommittees and shall periodically review all actions taken by them.

                              Executive Committee

Section 6. The Board of Directors may, by resolution adopted by a majority of the whole Board, create an Executive Committee and designate the members thereof. All members of such Committee shall serve at the pleasure of the Board.

The Executive Committee shall have such powers and shall perform such duties as the Board may delegate to it by resolution from time to time; provided, however that such Committee shall have no authority with respect to matters where action of the Board of Directors is required to be taken by the provisions of the Texas Business Corporation Act or other applicable law.

The Executive Committee shall be organized and shall perform its functions as directed by the Board of Directors, and minutes of all meetings of the Executive Committee shall be kept in a book provided for such purpose. Any action taken by the Executive Committee within the course and scope of its authority shall be binding on the Company.

The membership of the Executive Committee may, from time to time, be increased or decreased and the powers and duties of the Committee may, from time to time, be changed by the Board of

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Directors as it may deem appropriate. The Executive Committee may be abolished at any time by the vote of a majority of the whole Board of Directors.

                                   Dividends

Section 7. The Board of Directors may, from time to time, declare and order paid out of the Company's current earnings or surplus or both, dividends, either in cash or stock, as it may determine to be in the best interest of the Company.

                                   ARTICLE VI

                               Duties of Officers

                             Chairman of the Board

Section 1. The Chairman of the Board shall be the Chief Executive Officer of the Company and shall preside at all meetings of the Stockholders and Board of Directors. He shall have general and active management responsibilities for the b usiness and affairs of the Company, and shall see that all orders and resolutions of the Board are carried into effect. He shall also do such other things, perform such other duties and have such other powers as the bylaws, the Board of Directors or Executive Committee may from time to time prescribe.

                                   President

Section 2. The President shall be the Chief Administrative Officer of the Company, his activities as such subject to the direction and approval of the Chief Executive Officer, and shall be responsible for the implementation of the details of managing the administrative affairs of the Company. He shall also do such other things, perform such other duties and have such other powers as the bylaws, the Board of Directors or Executive Committee may from time to time prescribe. The President, in the absence and/or disability of the Chairman of the Board, shall perform the duties and exercise the powers of the Chairman of the Board.

                        Senior Executive Vice Presidents

Section 3. The Senior Executive Vice Presidents shall perform such duties and have such powers as the Board of Directors may prescribe. One of such Senior Executive Vice Presidents shall be the Chief Marketing Officer.

                           Executive Vice Presidents

Section 4. The Executive Vice President shall perform such duties and have such powers as the Board of Directors may prescribe.

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                             Senior Vice Presidents

Section 5. Senior Vice Presidents shall perform such duties and have such powers as the Board of Directors may prescribe.

                                Vice Presidents

Section 6. Vice Presidents shall perform such duties and have such powers as the Board of Directors may prescribe.


                           Assistant Vice Presidents

Section 7. Assistant Vice Presidents shall perform such duties and have such powers as the Board of Directors may prescribe.

                                   Secretary

Section 8. The Secretary shall be custodian of all the Company's records, books and papers and shall see that the books, reports, statements, certificates and all other documents and reports required by law are properly executed and filed. He shall keep such other records and reports as the Board of Directors may prescribe, and render reports as may be called for by the Chairman of the Board or the President. He shall have custody of the corporate seal with authority to affix the same, attested by his signature, to all instruments requiring execution under seal, and shall act with the Chairman of the Board and the President in the general care and supervision of the Company's business. He shall attend the meetings of the Stockholders, Board of Directors, and Finance Committee, keeping a full account of their proceedings, and furnishing such information, accounts, and papers as may be required and calling to their attention any matter coming under his province on which their action is needed. He shall perform such other duties and have such other powers as the Board of Directors may prescribe.

                             Assistant Secretaries

Section 9. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. He, or they, as the case may be, shall perform such other duties and have such other powers as the board of Directors may prescribe.

                                   Treasurer

Section 10. The Treasurer shall receive, in the name of the Company, all monies due or owing to it from any source whatever, and deposit same in the name and to the account of the Company in authorized depositories, and he shall keep an accurate account of all cash transactions of the

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Company. He shall perform such duties and have such powers as the Board of
Directors may prescribe.

                              Assistant Treasurer

Section 11. The Assistant Treasurer, or if there be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. He, or they, as the case may be, shall perform such other duties and have such other powers as the Board of Directors may prescribe.

                                   Controller

Section 12. The Controller shall act as the principal accounting officer in charge of the general accounting books, accounting records and forms of the Company; have general supervision of the accounting records and forms of the Company; have general supervision of the accounting practices of all subsidiary corporations; obtain from agents and from departments of the Company all reports needed for recording the general operations of the Company or for supervising or directing its accounts. He shall cause to be enforced and maintained the classification and other accounting rules and regulations prescribed by any regulatory body; cause to be prepared, compiled and filed such statutory accounting reports, statements, statistics, returns, and other data as may be required by law, prepare the Company's financial reports, and such reports as required and submit same to the President.

He shall approve for payment all vouchers, drafts, and other accounts payable where authorized or approved by the President or persons authorized to do so by the President; and countersign warrants with the Treasurer or Secretary for deposit or withdrawal of securities from custodian banks; have charge over preparation and supervision of budgets; and supervision over the purchasing functions of the Company, and shall perform such other duties and have such other powers as the Board of Directors may prescribe.

                             Assistant Controllers

Section 13. The Assistant Controller, or if there shall be more than one, the Assistant Controllers, in the order determined by the Board of Directors, shall, in the absence or disability of the Controller, perform the duties and exercise the powers of the Controller. He, or they, as the case may be, shall perform such other duties and have such other powers as the Board of Directors may prescribe.

                                    Actuary

Section 14. The Actuary, or if there shall be more than one, the Actuaries in the order determined by the Board of Directors, shall have charge of the Actuarial Department of the Company, and all special work connected therewith. He shall make all calculations required in transacting the

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insurance operations of the Company, and perform such other duties as shall be assigned him by the Chairman of the Board, President, or Board of Directors.

                              Assistant Actuaries

Section 15. The Assistant Actuary, or if there be more than one, the Assistant Actuaries in the order determined by the Board of Directors shall, in the absence or disability of the Actuary, perform the duties and exercise the powers of the Actuary. He, or they, as the case may be, shall perform such other duties and have such other powers as the Board of Directors may prescribe.

                               Medical Directors

Section 16. The Medical Director shall have general supervision of the Medical Department of the Company. He shall make recommendations of medical standards to be adopted by the Company in the selection of risks. He shall examine, or cause to be examined, every application for insurance and approve or reject same; shall examine all proofs of death submitted for his opinion, and shall perform such other duties as the President or Board of Directors may require.

                                General Counsel

Section 17. General Counsel, which may be a firm of attorneys, shall, subject to the instructions of the Board of Directors, have charge and control of the legal business and affairs of the Company; shall give legal advice pertaining to the Company's business submitted to Counsel by any officer of the Company, by the Chairman of the Board of Directors, or by the Chairman of the Finance Committee; shall prepare or cause to be prepared legal documents and papers for the Company; shall, at the request of the Chairman of the Board or the President, attend any meeting of the Board of Directors or the Finance Committee; and shall perform such other services as are necessary or appropriate in the discharge of the Counsel's responsibilities with respect to the business and affairs of the Company.

                                  ARTICLE VII

                  Designation of Banks and Withdrawal of Funds

Section 1. Jointly, any two (2) of the following officers: The Chairman of the Board, the President, a Senior Executive Vice President, an Executive Vice President, the Secretary, or the Treasurer are authorized and directed to designate the banks in which funds of this corporation shall be deposited, and the Treasurer shall deposit or cause to be deposited all of its funds in the banks so selected. Said banks shall pay out such funds on deposit only upon drafts or checks signed and countersigned by the persons designated for such purposes.

Section 2. Jointly, any two (2) of the following officers: the Chairman of the Board, the President, a Senior Executive Vice President, an Executive Vice President, the Secretary or the Treasurer are

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authorized and directed to designate in writing the persons who are authorized to sign and countersign the drafts or checks for withdrawal of the funds on deposit.

                                  ARTICLE VIII

                                 Fidelity Bond

Section 1. The Board of Directors shall require a Fidelity Bond, in an amount fixed by such Board of Directors and payable to the Company, on all officers and employees, conditioned that each will well and faithfully discharge the duties of his office and account for all the Company's monies coming into his hands.

                                   ARTICLE IX

                                Directors' Fees

Section 1. All Directors who are not full-time salaried officers shall be paid a basic fee for each year or part of a year they serve as Directors of the Company. Such basic fee will be set from time to time by the Board, shall be payable in a lump sum immediately after the election of a Director. In addition, all Directors who are not full-time salaried officers shall be paid an amount set by the Board from time to time for each Board meeting or Executive Committee meeting attended, payable after each meeting. The Board shall also set from time to time the amount any Director who is a member of the Audit Committee and/or Compensation Committee of the Board of Directors and who is not a full-time salaried officer shall be paid per committee meeting attended.

Section 2. All Directors who are full-time salaried officers shall be paid no fee for attendance at any regular or special meeting of the Board of Directors.

Section 3. The necessary expenses incurred by the Directors in attending the meetings of the Board of Directors, and also their necessary expenses when absent from the place of their residence in the discharge of the official duty of the Company's business shall be paid by the Company.

                                   ARTICLE X

                                 Capital Stock

Section 1. The amount, classes and par value of the stock of this Company shall be as stated in the Company's Restated Articles of Incorporation, as such articles may be amended and restated from time to time.

                             Certificate of Shares

Section 2. Each Stockholder shall be entitled to a certificate or certificates for the number of shares

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of Capital Stock held by him and fully paid for, signed with the facsimile signature of the Chairman of the Board or the President and the Secretary, attested with the facsimile seal of the Company.

All transfer of stock, before effective, shall be made upon the proper books of the Company, by the written order or request of the Stockholders, and the Board of Directors may require that the certificate of stock be returned and canceled before a new certificate is issued in name of the person to whom the transfer is to be made.

                                   ARTICLE XI

                                 Corporate Seal

Section 1.  The seal of the Company shall be as follows:

                                  ARTICLE XII

                                   Amendments

Section 1. The Bylaws may be amended, altered or repealed and additional Bylaws enacted at any Annual Meeting of the stockholders or any regular meeting of the Board of Directors, or at any special or rescheduled meeting of either, if in the notice for such special or rescheduled meeting there is incorporated notice of the proposed action.

                                  ARTICLE XIII

                    Indemnification of Officers, Directors,
                              Employees and Agents

Section 1. (a) The Corporation shall indemnify any person who serves or has served as a director or officer of the Corporation, or who at the Corporation's request serves or has served as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary (herein collectively called "director or officer") of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise (herein collectively called "business enterprise"), and the respective heirs, administrators, successors and assigns of any such director or officer against any and all expenses, including attorneys' fees, judgments, penalties (including excise or similar taxes), fines, costs and amounts paid in settlement (before or after suit is commenced) actually and necessarily incurred by any such person in connection with the defense, settlement or investigation of any actual or threatened claim, action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, asserted against such person or at which such person is made a party by reason of being or having been a director or officer of the Corporation or such other business enterprise; provided that:

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     (1) The Corporation shall not indemnify any such person (or his heirs, administrators, successors or assigns) for obligations resulting from a proceeding (i) in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity, or (ii) in which the person is found liable to the Corporation, unless and only to the extent indemnification is permitted by the Court;

     (2) In the case of settlement (before or after suit is commenced) of any actual or threatened action, suit or proceeding in which any such person is involved by reason of his having been a director or officer, indemnification shall be provided if the Board of Directors determines, in a manner set forth herein that such person conducted himself in good faith and in a manner he reasonably believed: (i) in the case of conduct in his official capacity as a director of the Corporation, that his conduct was in the Corporation's best interest; and (ii) in all other cases that his conduct was at least not opposed to the Corporation's best interests; and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful;

     (3) A determination of indemnification under Section 1(a)(2) of this Article shall be made (i) by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding; (ii) if a quorum cannot be obtained by a majority vote of a committee of the Board of Directors designated to act in the matter by a majority vote of all directors consisting solely of two or more directors who at the time of the vote are not named defendants or respondents in the proceeding; (iii) by special legal counsel selected by the Board of Directors or a committee of the Board by vote as set forth in Subparagraph (i) or (ii) of this Section 1(a)(3), or, if such quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors; or (iv) by the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the proceeding.

(b) Reasonable expenses, including attorney's fees, incurred by a director or officer who was, is, or is threatened to be made a named defendant or respondent in a proceeding may be paid or reimbursed by the Corporation in advance of the final disposition or the proceeding after:

     (1) The Corporation received a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification under this Article and a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed if it is ultimately determined that he has not met those requirements; and

     (2) A determination that the facts then known to those making the determination would not preclude indemnification under this Article.

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(c)  The written undertaking required by Section 1(b)(1) of this Article must be an unlimited general obligation of the director or officer, but need not be secured. It may be accepted without financial ability to make payment. Determinations and authorization of payments under Section 1(b) must be made in the manner specified by Section 1(a)(3) of this Article for determining that indemnification is possible.

(d) The Corporation shall indemnify a director or officer against reasonable expenses, including costs and attorney's fees, incurred by him in connection with an action, suit, or proceeding in which he is a party because he is a director or officer if he has been wholly successful on the merits or otherwise, in the defense of the action, suit, or proceeding.

(e) The indemnification provided for in this Article is not exclusive of any other rights to which persons covered by this Article may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. The right to indemnification provided under this Article shall inure to the benefit of the heirs, executors or administrators of any person covered by this Article.

(f) The Board of Directors shall have the power to abide by resolution for the indemnification of individual employees or agents who face exceptional risks of liability because of the nature of their jobs.

(g) Any indemnification of or advance of expenses to a director in accordance with this Article shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next stockholders' meeting or with or before the next submission to stockholders of a consent to action without a meeting pursuant to Section A, Article 9.10, of the Texas Business Corporation Act and in any case, within the 12-month period immediately following the date of the indemnification or advance.

Section 2. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, other enterprise, or employee benefit plan, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the Corporation would have the power to indemnify him against that liability under this Article.

Section 3. This Article XIII is intended to provide the fullest indemnification possible under the law in consistent with the provisions of this Article. If any provision of this Article or the application of this Article to any person or circumstance shall be found to be invalid or unenforceable, the remainder of this Article or the application of this Article to any person or circumstance which is not invalid or unenforceable shall not be affected and each provision of this Article shall be valid and enforced to the full extent permitted by law.

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                                  ARTICLE XIV

                                General Auditor

Section 1. The General Auditor shall assist members of Management in achieving the most efficient and effective discharge of their responsibilities by furnishing them with independent and objective analyses, appraisals, and pertinent comments in order to provide a basis for appropriate corrective action for the Company and its affiliates, including the recommendation of changes for the improvement of various phases of their operations. He shall be responsible for reviewing and appraising the soundness, adequacy, and application of accounting, financial and operating controls; ascertaining the extent of compliance with established policies, plans, and procedures; the extent to which Company and affiliate assets are accounted for and safeguarded from losses of all kinds; ascertaining the reliability of accounting, financial, and operating data developed within the Company and its affiliates; appraising the quality of performance in carrying out assigned responsibilities. He shall report to the Board of Directors through the President, and shall perform such other duties as the Board of Directors may prescribe.

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